UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2008
Date of Report (Date of Earliest Event Reported)

Commission file number  –  2-63322

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
                                                          (State or other jurisdiction of                                                            (I.R.S. Employer Identification Number)
                                                  incorporation or organization)

11 North Water Street, Suite 18290             Mobile, Alabama                                                           36602
                                            (Address of principal executive offices)                                                                                      (Zip Code)

 (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01                      Other Events
    On June 25, 2008 Dry Bulk Cape Holding Inc. (“DBCH”), in which International Shipholding Corporation ("ISC") has a 50% interest in, concluded the sale of one of its Panamax Bulk Carriers.  ISC’s share of the gain is approximately $15.0 million and, basis an amendment to DBCH’s subsidiary companies’ secured loan facility agreement, ISC’s share of the net cash proceeds is approximately $26.0 million.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date ____July 1, 2008